Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Frank Leslie

U.S. Bank National Association

180 East Fifth Street

St. Paul, MN 55101

(651) 244-8677

(Name, address and telephone number of agent for service)

William Lyon Homes

William Lyon Homes, Inc.

[See Table of Additional Issuers on Following Page]

(Issuer with respect to the Securities)

Delaware California	33-0864902 33-0253855
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4490 Von Karman Avenue Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

% Senior Notes due 2013

(Title of the Indenture Securities)

TABLE OF ADDITIONAL ISSUERS

Name of Guarantor Registrant	Jurisdiction of Organization or Incorporation	IRS Employer Identification Number

California Equity Funding, Inc.	California	33-0830016
Duxford Financial, Inc.	California	33-0640824
Mountain Gate Ventures, Inc.	Arizona	94-3344980
OX I Oxnard, L.P.	California	33-0960120
PH-LP Ventures	California	33-0799119
PH-Rielly Ventures	California	33-0827710
Presley CMR, Inc.	California	33-0603862
Sycamore CC, Inc.	California	33-0981307
William Lyon Southwest, Inc.	Arizona	86-0978474

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2001, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 10th day of February, 2003.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ FRANK P. LESLIE III
FRANK P. LESLIE III Vice President

By:	/s/ LORI-ANNE ROSENBERG
Lori-Anne Rosenberg Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 10, 2003

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ FRANK P. LESLIE III
FRANK P. LESLIE III Vice President

By:	/s/ LORI-ANNE ROSENBERG
Lori-Anne Rosenberg Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2002

($000’s)

9/30/2002
Assets
Cash and Due From Depository Institutions	$8,809,794
Federal Reserve Stock	0
Securities	28,156,313
Federal Funds	975,986
Loans & Lease Financing Receivables	111,491,144
Fixed Assets	1,357,049
Intangible Assets	8,242,263
Other Assets	7,510,862

Total Assets	$166,543,411
Liabilities
Deposits	$112,901,360
Fed Funds	2,319,887
Treasury Demand Notes	0
Trading Liabilities	285,504
Other Borrowed Money	20,829,386
Acceptances	137,242
Subordinated Notes and Debentures	5,696,195
Other Liabilities	5,198,418

Total Liabilities	$147,367,992
Equity
Minority Interest in Subsidiaries	$990,010
Common and Preferred Stock	18,200
Surplus	11,312,077
Undivided Profits	6,855,132

Total Equity Capital	$19,175,419
Total Liabilities and Equity Capital	$166,543,411

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ FRANK P. LESLIE III
FRANK P. LESLIE III Vice President

Date: February 10, 2003